FIFTH AMENDMENT TO THE

 AMENDED AND RESTATED TRANSFER AGENT SERVICING AGREEMENT

THIS FIFTH AMENDMENT, effective as of December 27, 2021, to the Amended and Restated Transfer Agent Servicing Agreement, dated as of June 30, 2019 (the "Agreement"), is entered into by and between THE RBB FUND, INC., a Maryland corporation, (the "Company") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend Exhibit A of the Agreement, the funds list of the Company to add new Funds to its series and to update the names of certain Funds; and

WHEREAS, Section 13 of the Agreement provides that the Agreement may be amended by written agreement executed by both parties, and authorized or approved by the Board of Directors of the Company.

NOW, THEREFORE, the parties agree to amend and restate Exhibit A of the Agreement for the purposes of

(1) adding the Optima Strategic Credit Fund to the Agreement ;

(2) removing the Campbell Advantage Fund, Campbell Advantage Offshore Limited, and Boston Partners Global Equity Advantage Fund from the Agreement; and

(3) updating the name of SGI Small Cap Growth Fund to SGI Small Cap Core Fund.

(4) Amended Exhibit A of the Agreement is hereby replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE RBB FUND, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ James G. Shaw	By:	/s/ Brett Meili
Printed Name:	James G. Shaw	Printed Name:	Brett Meili
Title:	CFO/Treasurer & Secretary	Title:	Senior Vice President

Amended Exhibit A to the Amended and Restated Transfer Agent Servicing Agreement

The separate Mutual Fund Series and ETF Series of the RBS Fund, Inc. and Certain Related Entities

Abbey Capital Futures Strategy Fund

Abbey Capital Master Offshore Fund Limited

Abbey Capital Multi Asset Fund

Abbey Capital Offshore Fund SPC

Abbey Capital Onshore Series LLC

Adara Smaller Companies Fund

Aquarius International Fund

Boston Partners All-Cap Value Fund

Boston Partners Emerging Markets Dynamic Equity Fund

Boston Partners Emerging Markets Fund

Boston Partners Emerging Markets Long/Short Offshore Fund Ltd.

Boston Partners Global Equity Fund

Boston Partners Global Long/Short Fund

Boston Partners Global Sustainability Fund

Boston Partners Long/Short Equity Fund

Boston Partners Long/Short Research Fund

Boston Partners Small Cap Value Fund II

Campbell Systematic Macro Fund

Campbell Systematic Macro Offshore Limited

DriveWealth Power Saver ETF

DriveWealth Steady Saver ETF

Free Market Fixed Income Fund

Free Market International Equity Fund

Free Market US Equity Fund

Matson Money Fixed Income VI Portfolio

Matson Money International Equity VI Portfolio

Matson Money U.S. Equity VI Portfolio

Motley Fool 100 Index ETF

Motley Fool Capital Efficiency 100 Index ETF

Motley Fool Global Opportunities ETF

Motley Fool M id-Cap Growth ETF

Motley Fool Next Index ETF

Motley Fool Small-Cap Growth ETF

Optima Strategic Credit Fund

Orinda Income Opportunities Fund

SGI Conservative Fund

SGI Global Equity Fund

SGI Peak Growth Fund

SGI Prudent Growth Fund

SGI Small Cap Core Fund

SGI U.S. Large Cap Equity Fund

SGI U.S. Large Cap Equity VI Portfolio

SGI U.S. Small Cap Equity Fund

Stance Equity ESG Large Cap Core ETF

WPG Partners Select Small Cap Value Fund

WPG Partners Small/Micro Cap Value Fund

YieldX Diversified Income ETF